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                                                                    EXHIBIT 4.14

                      AMENDED AND RESTATED TRUST AGREEMENT

         THIS AMENDED AND RESTATED TRUST AGREEMENT ("Trust Agreement"), dated as of August 12, 2005, between CNA Financial Corporation, a Delaware corporation ("Depositor"), and D. Craig Mense, Dennis R. Hemme, J. P. Morgan Trust Company, National Association, a national banking corporation, not individually but solely in its capacity as trustee, and Chase Bank USA, National Association, a national banking association, not individually but solely in its capacity as trustee (collectively, "Trustees" and, a "Trustee"). Depositor and Trustees hereby agree as follows:

         1. A Trust Agreement (the "Original Trust Agreement"), dated as of December 23, 1998, was entered into between Depositor and Pamela S. Dempsey, Donald P. Lofe, Jr., The First National Bank of Chicago, a national banking association, and First Chicago Delaware Inc., a Delaware corporation (the "Original Trustees"), creating the trust known as CNA Financial Capital III (the "Trust").

         2. The Original Trustees, as authorized under the Original Trust Agreement, filed a Certificate of Trust for the Trust with the Office of the Secretary of State of the State of Delaware on December 23, 1998.

         3. By their execution of this Trust Agreement, Depositor and Trustees wish to amend and restate the Original Trust Agreement in its entirety and set forth the terms and conditions of the Trust, in which name Trustees or Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         4. Depositor has assigned, transferred, conveyed and set over to Trustees, the sum of Ten Dollars ($10.00) and such amount constitutes the initial trust estate. The Trustees hereby acknowledge receipt of such amount from Depositor and hereby declare that they will hold the initial trust estate and any amounts subsequently added thereto for Depositor in accordance with this Trust Agreement as it may be amended from time to time. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.3801 et seq. (the "Delaware Business Trust Act") and that this document constitutes the governing instrument of the Trust. Each Trustee is hereby authorized and directed to execute and file a Certificate of Amendment to the Trust's Certificate of Trust with the Office of the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Business Trust Act.

         5. Depositor and Trustees will enter into a second amended and restated Trust Agreement ("Amended and Restated Trust Agreement"), satisfactory to each such party, to provide for administration of the Trust created hereby and issuance by the Trust of preferred securities ("Preferred Securities") and common securities ("Common Securities"). Except as otherwise required by applicable law or as may be necessary to obtain any licenses, consents or approvals required by applicable law or otherwise, prior to the execution and delivery of the Amended and Restated Trust Agreement, Trustees shall not have any duty or obligation hereunder or with respect to the initial trust estate.


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         6. Depositor and Trustees hereby authorize and direct Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a registration statement on Commission Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities, and (b) a Registration Statement on Commission Form 8-A (the "1934 Act Registration Statement"), including any pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange (the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange;
(iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of any jurisdiction where Preferred Securities will be offered, and to obtain any permits under the insurance laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, on behalf of the Trust, one or more underwriting agreements with one or more underwriters relating to the offering of the Preferred Securities. In the event, and only in the event, that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, the Exchange, or any other national stock exchange, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, then the Trustees, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, Depositor and each Trustee, solely in its capacity as a Trustee of the Trust, hereby constitutes and appoints D. Craig Mense and Dennis R. Hemme, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for Depositor or in Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file with same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as Depositor might or could do in person. Depositor and Trustees hereby ratify and confirm all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

         7. Initially, there shall be four (4) trustees of the Trust. Thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by Depositor that may increase or decrease the number of trustees; provided, however, that to the extent required by the Delaware Business Trust Act, at all times one trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of ss.3807 of the Delaware Business Trust Act. Subject to the foregoing, the Depositor is entitled


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to appoint or remove without cause any trustee at any time. A trustee may resign upon thirty (30) days' prior notice to the Depositor.

         8. Chase Bank USA, National Association, in its capacity as a Trustee, shall not have any of the powers or duties of Trustees set forth herein (except as may be required under the Delaware Business Trust Act) and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of ss.3807 of the Delaware Business Trust Act.

         9.  This Trust Agreement may be executed in one or more counterparts.

         10. This Agreement may be amended, in whole or in part, at any time and from time to time, by written instrument signed by Depositor and all Trustees.

         11. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

                            [Signature Page Follows]




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         IN WITNESS WHEREOF, the undersigned have executed this Trust Agreement as of the date first written above.

                                        CNA FINANCIAL CORPORATION,
                                        as Depositor


                                        By: /s/ Robert M. Mann
                                           -------------------------------------
                                            Name:  Robert M. Mann
                                            Title: Senior Vice President


                                        By: /s/ Lawrence J. Boysen
                                           -------------------------------------
                                            Name:  Lawrence J. Boysen
                                            Title: Senior Vice President and
                                                   Corporate Controller

                                        J. P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION,
                                        as Trustee


                                        By: /s/ George N. Reaves
                                           -------------------------------------
                                            Name:  George N. Reaves
                                            Title: Vice President

                                        CHASE BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: /s/ John J. Cashin
                                           -------------------------------------
                                            Name:  John J. Cashin
                                            Title: Vice President


                                          /s/ D. Craig Mense
                                        ----------------------------------------
                                        D. Craig Mense,
                                        as Trustee


                                          /s/ Dennis R. Hemme
                                        ----------------------------------------
                                        Dennis R. Hemme,
                                        as Trustee



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